SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 31, 1996
                                                        -----------------

                         THE NEW WORLD POWER CORPORATION
                         -------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                     0-18260         52-1659436
--------------------------------------------------------------------------------
     (State or other jurisdiction    (Commission       (IRS Employer
        of incorporation)            File Number)   Identification No.)

         The Farmhouse, 558 Lime Rock Road, Lime Rock, Connecticut 06039
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (860) 435-4000

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         ITEM 1. CHANGES IN CONTROL OF REGISTRANT

         The New World Power Corporation ("New World") and Dominion Bridge Corporation ("Dominion Bridge") entered into a definitive agreement on October 31, 1996 with respect to a joint venture to develop New World's wind, hydroelectric and alternative energy projects.

         The joint venture will complete the development of New World's existing portfolio of renewable power projects, including wind farms, hydroelectric facilities and other alternative energy installations. New World will transfer to Dominion Bridge 50% of its interest in the aforementioned projects, and Dominion Bridge will contribute cash up to $2.5 million, as well as additional management expertise to guide in completion of the development work on these projects.

         Pursuant to a Conversion Agreement entered into in connection with the Joint Venture Agreement, Dominion Bridge has the right to convert its interest in the joint venture into up to one million shares of common stock of New World (after giving effect to the 5:1 reverse stock split effected on November 4, 1996). Upon conversion it is anticipated that Dominion Bridge would become New World's largest shareholder with approximately 31%. According to the terms of the transaction, at that time Dominion Bridge would have the right to name two additional directors to New World's Board of Directors, giving it a total of three out of seven board seats. Dominion Bridge will also have the right to exercise warrants to purchase up to one million shares of common stock of New World (after giving effect to the 5:1 reverse stock split effected on November 4, 1996), which would give Dominion Bridge ownership of approximately 47%.

         Nicolas Matossian, President and CEO of Dominion Bridge, and Vitold Jordan, President of Dominion Bridge Technologies Inc., a wholly owned subsidiary of Dominion Bridge, have recently become consultants to and Interim CEO of New World, respectively.

         Separately, at Dominion Bridge's request, Mr. Gerard Prevost, formerly President of Quebec Hydro's international investment arm, has been elected a member of New World's Board of Directors. Mr. Prevost replaces John D. Kuhns, who did not seek re-election. Upon the payment of New World's existing debt through assets sales and refinancings, Dominion Bridge intends to nominate Mr. Prevost to become President and CEO of New World.

         ITEM 5. OTHER EVENTS

         The New World Power Corporation received stockholder approval at its October 31, 1996 adjournment of its 1996 Annual Meeting for a 5:1 reverse stock split. The Company symbol will be "NWPCD" for 20 days following the split. The stock split will be effective November 4, 1996. The Company's common stock will now be listed on the Nasdaq SmallCap Market.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 4.1                Registration Rights Agreement, dated October
                                    31,  1996,   between  The  New  World  Power
                                    Corporation and DB Power, Inc.

         Exhibit 4.2 Form of Warrant to purchase Common Stock of The New World Power Corporation.

         Exhibit 99.1               Joint Venture Agreement, dated as of October
                                    31,  1996,   between  The  New  World  Power
                                    Corporation and DB Power, Inc.

         Exhibit 99.2               Conversion  Agreement,  dated as of  October
                                    31,  1996,   between  The  New  World  Power
                                    Corporation and DB Power, Inc.

         Exhibit 99.3               Standstill  Agreement,   dated  October  31,
                                    1996,    between   The   New   World   Power
                                    Corporation and DB Power, Inc.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            The New World Power Corporation


Dated: November 7, 1996                     By:  /s/ Frederic A. Mayer
                                                 ------------------------------
                                                 Frederic A. Mayer
                                                 Acting Chief Financial Officer